EXHIBIT 24.1
NATIONAL CITY BANK
REGISTRATION STATEMENT ON FORM S-3
POWER OF ATTORNEY
     The undersigned directors and officers of National City Bank hereby constitute and appoint David L. Zoeller, Carlton E. Langer and Thomas A. Richlovsky, and each of them, with full power of substitution and resubstitution, as attorneys or attorney of the undersigned, to sign in the capacities indicated below and file under the Securities Act of 1933, as amended, a Registration Statement on Form S-3, and any and all amendments and exhibits thereto, including post-effective amendments, to the registration statement, any registration statement for additional Asset Backed Certificates that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any or all other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, with full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned could do if personally present, hereby ratifying and approving all acts of said attorneys, and any of them, or their substitute or substitutes.
Executed as of December 14, 2005

Signature	Title

/s/ Philip L. Rice
Philip L. Rice	President and Director (Principal Executive Officer)

/s/ James R. Bell III
James R. Bell III	Director

/s/ Charles P. Denny
Charles P. Denny	Director

/s/ Timothy J. Lathe
Timothy J. Lathe	Director

/s/ William E. MacDonald III
William E. MacDonald III	Director

/s/ Todd C. Moules
Todd C. Moules	Director

/s/ Ted M. Parker
Ted M. Parker	Director

/s/ Peter E. Raskind
Peter E. Raskind	Director

/s/ Stephen A. Stitle
Stephen A. Stitle	Director

/s/ Robert B. Crowl
Robert B. Crowl	Senior Vice President (Controller or Principal Accounting Officer)